EXHIBIT 10.5

This Instrument Prepared By

And After Recording Return To:

Israel S. Pollack, Esq.

Goldberg Kohn Ltd.

55 East Monroe Street

Suite 3300

Chicago, Illinois 60603

Property Address: 22160 N. Pepper Road Barrington, IL

PIN(S): 13-21-400-014-0000

REAL PROPERTY MORTGAGE

(Lake County, Illinois)

THIS REAL PROPERTY MORTGAGE ("Mortgage"), made as of December 14, 2017, is made and executed by CTI INDUSTRIES CORPORATION, an Illinois corporation, having its principal offices at 22160 N. Pepper Road Barrington, Illinois 60010 ("Mortgagor"), in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, having an office at c/o PNC Business Credit One North Franklin Street, Chicago, Illinois 60606, as a Lender and Agent ("Agent") for the certain other "Lenders", such terms are defined in the Loan Agreement referred to below.

RECITALS

I.       Mortgagor, as "Borrower", certain parties as "Credit Parties," Agent and certain "Lenders" are parties to a certain "Revolving Credit Term Loan and Security Agreement" dated as of December 14, 2017 (said "Revolving Credit Term Loan and Security Agreement", together with all amendments, supplements, modifications and replacements thereof, being referred to in this Mortgage as the "Loan Agreement"). Subject to the terms and conditions of the Loan Agreement, Lenders have made loans to Mortgagor in an aggregate principal amount of up to $24,000,000 (collectively, the "Loans"). The Loans consist of (a) a revolving loan, the outstanding principal balance of which may increase or decrease from time to time, but at no time shall the outstanding principal balance of such revolving loan exceed $18,000,000 and (b) a term loan in the original principal sum of $6,000,000. Certain repayment obligations of Mortgagor with respect to the Loans are or may be evidenced by one or more promissory notes, in the aggregate principal amount of $24,000,000 (said notes, with all allonges, amendments, supplements, modifications and replacements thereof, being sometimes referred to in this Mortgage as the "Notes"). The final maturity date of the Notes is December 14, 2022. The terms and provisions of the Notes and the Loan Agreement are hereby incorporated by reference in this Mortgage. Capitalized terms not otherwise defined in this Mortgage shall have the meaning ascribed to them in the Loan Agreement.

II.       Among other things, this Mortgage is given to secure revolving loans and secures not only present indebtedness but also future advances, whether such future advances are obligatory or are to be made at the option of Lenders, or otherwise as are to be made within twenty (20) years of the date hereof. The amount of indebtedness secured hereby may increase or decrease from time to time; however the principal amount of such indebtedness shall not at one time exceed the amount of $48,000,000 plus interest thereon, and other costs, amounts and disbursements as provided herein and in the other Loan Documents (as defined in the Loan Agreement).

GRANTING CLAUSES

To secure (i) the payment of the indebtedness evidenced by the Notes, (ii) the payment and satisfaction of the Obligations (defined in the Loan Agreement) and (iii) the payment of all amounts due under and the performance and observance of all covenants and conditions contained in this Mortgage, the Notes, the Loan Agreement, any and all other Loan Documents whether now existing or hereafter created, absolute or contingent, direct or indirect, liquidated or unliquidated, or otherwise (all indebtedness and liabilities secured hereby, subject to the limitation hereinafter set forth, being hereinafter sometimes referred to as the "Secured Obligations" provided that the Secured Obligations shall, in no event, exceed $48,000,000), Mortgagor does hereby convey, mortgage, warrant, assign, transfer, pledge and deliver to Agent the following described property subject to the terms and conditions herein:

(A)       The land located in Lake County, Illinois, legally described in attached Exhibit A (the "Land");

(B)       All the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on the Land and all machinery, appliances, equipment, furniture and all other personal property of every kind or nature which constitute fixtures with respect to the Land, together will all extensions, additions, improvements, substitutions and replacements of the foregoing ("Improvements");

(C)       All easements, tenements, rights-of-way, vaults, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired ("Appurtenances");

(D)       (i)        All judgments, insurance proceeds, awards of damages and settlements which may result from any damage to all or any portion of the Land, Improvements or Appurtenances or any part thereof or to any rights appurtenant thereto;

(ii)       All compensation, awards, damages, claims, rights of action and proceeds of or on account of (a) any damage or taking, pursuant to the power of eminent domain, of the Land, Improvements or Appurtenances or any part thereof, (b) damage to all or any portion of the Land, Improvements or Appurtenances by reason of the taking, pursuant to the power of eminent domain, of all or any portion of the Land, Improvements, Appurtenances or of other property, or (c) the alteration of the grade of any street or highway on or about the Land, Improvements, Appurtenances or any part thereof; and, except as otherwise provided herein, Agent is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor and, except as otherwise provided herein, to apply the same toward the payment of the indebtedness and other sums secured hereby; and

(iii)       All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements or Appurtenances;

(E)       All rents, issues, profits, income and other benefits now or hereafter arising from or in respect of the Land, Improvements or Appurtenances (the "Rents"); it being intended that this Granting Clause shall constitute an absolute and present assignment of the Rents, subject, however, to the conditional permission given to Mortgagor to collect and use the Rents as provided in this Mortgage;

(F)       Any and all leases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements or Appurtenances, together with all security therefor and guaranties thereof and all monies payable thereunder, and all books and records owned by Mortgagor which contain evidence of payments made under the leases and all security given therefor (collectively, the "Leases"), subject, however, to the conditional permission given in this Mortgage to Mortgagor to collect the Rents arising under the Leases as provided in this Mortgage;

(G)       Any and all after-acquired right, title or interest of Mortgagor in and to any of the property described in the preceding Granting Clauses; and

(H)       The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding Granting Clauses;

All of the mortgaged property described in the Granting Clauses, together with all real and personal, tangible and intangible property pledged in, or to which a security interest attaches pursuant to, any of the Loan Documents is sometimes referred to collectively as the "Encumbered Property." The Rents and Leases are pledged on a parity with the Land and Improvements and not secondarily.

ARTICLE ONE
COVENANTS OF MORTGAGOR

Mortgagor covenants and agrees with Agent as follows:

1.1.       Performance under Notes, Mortgage and Other Loan Documents. Mortgagor shall perform, observe and comply with or cause to be performed, observed and complied with in a complete and timely manner all provisions hereof, of the Loan Agreement and of the Notes, every other Loan Document and every instrument evidencing or securing the Secured Obligations.

1.2.       General Covenants and Representations. Mortgagor covenants, represents and warrants that as of the date hereof and at all times thereafter during the term hereof: (a) Mortgagor is seized of an indefeasible estate in fee simple in that portion of the Encumbered Property which is real property, and has good and absolute title to it and the balance of the Encumbered Property free and clear of all liens, security interests, charges and encumbrances whatsoever except for Permitted Encumbrances (defined in the Loan Agreement); (b) Mortgagor has good right, full power and lawful authority to mortgage and pledge the Encumbered Property as provided herein; (c) upon the occurrence of an Event of Default (hereinafter defined), Agent may at all times peaceably and quietly enter upon, hold, occupy and enjoy the Encumbered Property in accordance with the terms hereof; and (d) Mortgagor will maintain and preserve the lien of this Mortgage as a first and paramount lien on the Encumbered Property subject only to the Permitted Encumbrances until the Secured Obligations have been paid in full.

1.3.       Compliance with Laws and Other Restrictions. Mortgagor shall cause the Encumbered Property to comply with all applicable restrictive covenants, zoning and subdivision ordinances and building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations.

1.4.       Taxes and Other Charges.

(a)         Upon Agent's request, Mortgagor will promptly file, if it has not theretofore filed, such petition, application or other instrument as is necessary to cause the Land and Improvements to be taxed as a separate parcel or parcels which include no property not a part of the Encumbered Property.

(b)         If any state, federal, municipal or other governmental law, order, rule or regulation, which becomes effective subsequent to the date hereof, in any manner changes or modifies existing laws governing the taxation of mortgages or debts secured by mortgages, or the manner of collecting taxes, so as to impose on Agent a tax by reason of its ownership of any or all of the Loan Documents or measured by the principal amount of the Notes, requires or has the practical effect of requiring Agent to pay any portion of the real estate taxes levied in respect of the Encumbered Property to pay any tax levied in whole or in part in substitution for real estate taxes or otherwise affects materially and adversely the rights of Agent in respect of the Notes, this Mortgage or the other Loan Documents, the Secured Obligations and all interest accrued thereon shall, upon thirty (30) days' notice, become due and payable forthwith at the option of Agent, whether or not there shall have occurred an Event of Default, provided, however, that, if Mortgagor may, without violating or causing a violation of such law, order, rule or regulation, pay such taxes or other sums as are necessary to eliminate such adverse effect upon the rights of Agent and does pay such taxes or other sums when due, Agent may not declare due the Secured Obligations by reason of the provisions of this Section 1.4.

(c)         If directed by Agent in writing, Mortgagor shall, in order to secure the performance and discharge of Mortgagor's obligations under this Section 1.4, but not in lieu of such obligations, deposit with Agent on the first day of each calendar month throughout the term of the Loans, deposits, in amounts set by Agent from time to time by written notice to Mortgagor, in order to accumulate funds sufficient to permit Agent to pay all annual ad valorem taxes, assessments and charges of the nature described herein at least thirty (30) days prior to the date or dates on which they shall become delinquent. The taxes, assessments and charges shall, if Agent so elects, include, without limitation, water and sewer rents. Mortgagor shall procure and deliver to Agent when issued all statements or bills for such obligations. Upon demand by Agent, Mortgagor shall deliver to Agent such additional monies as are required to satisfy any deficiencies in the amounts necessary to enable Agent to pay such taxes, assessments and similar charges thirty (30) days prior to the date they become delinquent. Agent shall pay such taxes, assessments and other charges as they become due to the extent of the funds on deposit with Agent from time to time and provided Mortgagor has delivered to Agent the statements or bills therefor. In making any such payments, Agent shall be entitled to rely on any bill issued in respect of any such taxes, assessments or charges without inquiry into the validity, propriety or amount thereof and whether delivered to Agent by Mortgagor or otherwise obtained by Agent. Any deposits received hereunder shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Agent and Agent shall have no obligation to pay interest on amounts deposited with Agent. If any Event of Default occurs, any part or all of the amounts then on deposit or thereafter deposited with Agent may at Agent's option be applied to payment of the Secured Obligations in such order as Agent may determine.

(d)         Mortgagor shall not claim, demand or be entitled to receive any credit against the principal or interest payable under the terms of the Notes or the Loan Agreement or on any of the Secured Obligations for any of the taxes, assessments or similar impositions assessed against the Encumbered Property or any part thereof or that are applicable to the Secured Obligations or to Agent's interest in the Encumbered Property.

1.5.       Insurance, Casualty and Condemnation.

(a)         Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of Agent, until the Secured Obligations are paid in full, policies of hazard insurance in an amount which shall be not less than 100% of the full insurable replacement cost of the Encumbered Property (other than the Land) insuring, on a replacement cost basis, the Encumbered Property against loss or damage on a "special cause of loss" form, such insurable hazards, casualties and contingencies as are included therein and otherwise as Agent may require, including without limitation fire, windstorm, rainstorm, vandalism, earthquake and, if all or any part of the Encumbered Property shall at any time be located within an area identified by the government of the United States or any agency thereof as having special flood hazards and for which flood insurance is available, flood. Mortgagor shall pay promptly when due any premiums on such insurance policies and on any renewals thereof. Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of, Agent, until the Secured Obligations are paid in full, such other policies of insurance as may be required by the terms of the Loan Agreement. The form of such policies and the companies issuing them shall be acceptable to Agent. If any such policy shall contain a co-insurance clause it shall also contain an agreed amount or stipulated value endorsement. All such policies and renewals thereof shall be held by Agent and shall contain an "Agent's loss payable" clause making losses payable to Agent. Losses shall not be payable to any other party without Agent's prior written consent. In the event of loss, Mortgagor will give immediate written notice to Agent and Agent may make proof of loss if not made promptly by Mortgagor (for which purpose Mortgagor hereby irrevocably appoints Agent as its attorney-in-fact). In the event of the foreclosure of this Mortgage or any other transfer of title to the Encumbered Property in full or partial satisfaction of the Secured Obligations, all right, title and interest of Mortgagor in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee. All such policies shall provide that they shall not be modified, cancelled or terminated without at least thirty (30) days' prior written notice to Agent from the insurer.

(b)         Agent shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Encumbered Property or any part thereof, (ii) damage to the Encumbered Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Encumbered Property (any of the foregoing, a "Taking"). Agent is hereby authorized, at its option, to commence, appear in and prosecute in its own or Mortgagor's name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any claim in connection therewith. Mortgagor hereby irrevocably appoints Agent as its attorney-in-fact for the purposes set forth in the preceding sentence. Mortgagor agrees to execute such further assignments of any compensation awards, damages, claims, rights of action and proceeds as Agent may require.

(c)         If all or any part of the Encumbered Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through any Taking, Mortgagor shall promptly and with all due diligence restore and repair the Encumbered Property whether or not the proceeds, award or other compensation are sufficient to pay the cost of such restoration or repair. Unless the Loan Agreement expressly provides that such proceeds, award or other compensation shall be used for another purpose, the entire amount of such proceeds, award or compensation shall be applied to the Secured Obligations in such order and manner as Agent may elect. To the extent expressly provided by the Loan Agreement, such proceeds, award or other compensation shall be made available to Mortgagor, on such reasonable terms and conditions as Agent may impose, for the purpose of financing the cost of restoration or repair with any excess to be applied to the Secured Obligations. Notwithstanding any other provision of this Mortgage, if an Event of Default shall be existing at the time of such casualty, taking or other event or if an Event of Default occurs thereafter, Agent shall have the right to immediately apply all insurance proceeds, awards or compensation to the payment of the Secured Obligations in such order and manner as Agent may determine.

(d)         Intentionally Omitted.

(e)         Non-Impairment of Agent's Rights. Nothing contained in this Mortgage shall be deemed to limit or otherwise affect any right or remedy of Agent under any provision of this Mortgage or of any statute or rule of law to pay and, upon Mortgagor's failure to pay the same, Agent may pay any amount required to be paid by Mortgagor under Sections 1.4 and 1.5. Mortgagor shall pay to Agent on demand the amount so paid by Agent together with interest at the rate payable under the Loan Agreement after an "Event of Default" as such term is defined in the Loan Agreement (the "Default Rate") and the amount so paid by Agent together with interest, shall be added to the Secured Obligations.

1.6.       Care of the Encumbered Property.

(a)         Mortgagor shall preserve and maintain the Encumbered Property in good and first class condition and repair. Mortgagor shall not, without the prior written consent of Agent, permit, commit or suffer any waste, impairment or deterioration of the Encumbered Property or of any part thereof.

(b)         Except as otherwise provided in the Loan Agreement or this Mortgage, no new improvements shall be constructed on the Encumbered Property and no part of the Encumbered Property shall be removed, demolished or altered in any material manner without the prior written consent of Agent.

1.7.       Transfer or Encumbrance of the Encumbered Property. Except as permitted by the Loan Agreement, Mortgagor shall not permit or suffer to occur any sale, assignment, conveyance, transfer, mortgage, lease (other than leases made in accordance with the provisions of this Mortgage) or encumbrance of, or any contract for any of the foregoing on an installment basis or otherwise pertaining to, the Encumbered Property, any part thereof, any interest therein, or in any trust holding title to the Encumbered Property, without the prior written consent of Agent having been obtained.

1.8.       Further Assurances. At any time and from time to time, upon Agent's request, Mortgagor shall make, execute and deliver, or cause to be made, executed and delivered, to Agent, and where appropriate shall cause to be recorded, registered or filed, and from time to time thereafter to be re-recorded, re-registered and refiled at such time and in such offices and places as shall be deemed desirable by Agent, any and all such further mortgages, security agreements, financing statements, instruments of further assurance, certificates and other documents as Agent may consider necessary or desirable in order to effectuate or perfect, or to continue and preserve the obligations under, this Mortgage.

1.9.       Assignment of Rents. The assignment of rents, income and other benefits contained in Section (E) of the Granting Clauses of this Mortgage shall be fully operative without any further action on the part of either party, and, specifically, Agent shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, to all rents, income and other benefits from the Encumbered Property, whether or not Agent takes possession of such property. Such assignment and grant shall continue in effect until the Secured Obligations are paid in full, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Encumbered Property by Agent pursuant to such grant, whether or not foreclosure proceedings have been instituted. Notwithstanding the foregoing, so long as no Event of Default has occurred or is continuing, Mortgagor shall have the right and authority to continue to collect the rents, income and other benefits from the Encumbered Property as they become due and payable but not more than thirty (30) days prior to the due date thereof.

1.10.       After-Acquired Property. To the extent permitted by, and subject to, applicable law, the lien of this Mortgage shall automatically attach, without further act, to all property hereafter acquired by Mortgagor located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Encumbered Property or any part thereof.

1.11.       Leases Affecting Encumbered Property. Mortgagor shall comply with and perform in a complete and timely manner all of its obligations as landlord under all leases affecting the Encumbered Property or any part thereof. The assignment contained in Section (E) of the Granting Clauses shall not be deemed to impose upon Agent any of the obligations or duties of the landlord or Mortgagor provided in any lease.

1.12.       Execution of Leases. Except as permitted pursuant to the Loan Agreement, Mortgagor shall not permit any Leases to be made of the Encumbered Property, or to be modified, terminated extended or renewed, without the prior written consent of Agent.

1.13.       Expenses. Without limitation of any obligation of Mortgagor set forth in the Loan Agreement, Mortgagor shall pay when due and payable, and otherwise on demand made by Agent, all appraisal fees, recording fees, taxes, brokerage fees and commissions, abstract fees, title insurance fees, escrow fees, attorneys' fees, court costs, documentary and expert evidence, fees of inspecting architects and engineers, and all other costs and expenses of every character which have been incurred or which may hereafter be incurred by Agent in connection with this Mortgage or the administration and enforcement of any term or provision of this Mortgage. If Mortgagor fails to pay said costs and expenses as above provided, Agent may elect, but shall not be obligated, to pay the costs and expenses described in this Section 1.14, and if Agent does so elect, then Mortgagor will, upon demand by Agent, reimburse Agent for all such expenses which have been or shall be paid or incurred by it. The amounts paid by Agent shall be added to the Secured Obligations, shall be immediately due and payable and shall be secured by the lien of this Mortgage and the other Loan Documents.

1.14.       Indemnity. To the extent permitted by law, Mortgagor agrees to hold harmless Agent and the Lenders against and from, and reimburse them for, all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses, including without limitation attorneys' fees, which may be imposed upon, asserted against, or incurred or paid by it by reason of or in connection with any bodily injury or death or property damage occurring in or upon or in the vicinity of the Encumbered Property through any cause whatsoever, or asserted against it on account of any act performed or omitted to be performed hereunder, or on account of any transaction arising out of or in any way connected with the Encumbered Property, this Mortgage, the other Loan Documents, any of the indebtedness evidenced by the Notes or any of the Secured Obligations.

1.15.       Agent's Performance of Mortgagor's Obligations. If Mortgagor fails to pay any tax, assessment, encumbrance or other imposition when due, or to furnish insurance hereunder, or to perform any other covenant, condition or term in this Mortgage, the Notes, the Loan Agreement or any other Loan Document, Agent may, but shall not be obligated to, pay, obtain or perform the same. All payments made, whether such payments are regular or accelerated payments, and costs and expenses incurred or paid by Agent in connection therewith shall be due and payable immediately. The amounts so incurred or paid by Agent shall be added to the Secured Obligations and secured by the lien of this Mortgage and the other Loan Documents. During the continuance of an Event of Default, Agent is hereby empowered to enter and to authorize others to enter upon the Encumbered Property or any part thereof for the purpose of performing or observing any covenant, condition or term that Mortgagor has failed to perform or observe, without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor. Performance or payment by Agent of any obligation of Mortgagor shall not relieve Mortgagor of such obligation or of the consequences of having failed to perform or pay the same and shall not effect the cure of any Event of Default.

1.16.       Payment of Superior Liens. To the extent that Agent or the Lenders, after the date hereof, pay any sum due under any provision of law or instrument or document creating any lien superior or equal in priority in whole or in part to the lien of this Mortgage, Agent shall have and be entitled to a lien on the premises equal in parity with that discharged, and Agent shall be subrogated to and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit Agent to secure the Notes, the Loan Agreement and all obligations and liabilities secured hereby. Agent shall be subrogated, notwithstanding their release of record, to mortgages, trust deeds, superior titles, vendors' liens, mechanics' and materialmen's liens, charges, encumbrances, rights and equities on the Encumbered Property to the extent that any obligation under any thereof is paid or discharged with proceeds of disbursements or advances under the Notes or other indebtedness secured hereby.

1.17.       Use of the Encumbered Property. Mortgagor shall not suffer or permit the Encumbered Property, or any portion thereof, to be used for any purpose other than for the purposes for which it is currently being used and, without limitation of the foregoing, Mortgagor shall not use or permit the use of the Encumbered Property or any portion thereof for any unlawful purpose.

ARTICLE TWO

DEFAULTS

2.1.       Event of Default. The term "Event of Default," wherever used in this Mortgage, shall mean any one or more of the following events:

(a)         The failure by Mortgagor: (i) to pay or deposit when due any deposit for taxes and assessments due hereunder or any other sums to be paid by Mortgagor hereunder; or (ii) to keep, perform, or observe any covenant, condition or agreement contained in Sections 1.4, 1.5 or 1.8 hereof; or to keep, perform or observe any other covenant, condition or agreement on the part of Mortgagor in this Mortgage and such failure continues after written notice for thirty (30) days or longer.

(b)         The occurrence of an "Event of Default" under and as defined in the Loan Agreement or any of the other Loan Documents.

ARTICLE THREE

REMEDIES

3.1.       Acceleration of Maturity. If an Event of Default shall have occurred and is continuing, Agent may declare the Secured Obligations to be immediately due and payable, and upon such declaration the Secured Obligations shall immediately become and be due and payable without further demand or notice. The foregoing shall not be in limitation of any provision contained in any other Loan Document, including without limitation any such provision pursuant to which the Secured Obligations become immediately due and payable without action or election by Agent.

3.2.       Agent's Power of Enforcement. If an Event of Default shall have occurred and is continuing, Agent may, either with or without entry or taking possession as provided in this Mortgage or otherwise, and without regard to whether or not the Secured Obligations shall have been accelerated, and without prejudice to the right of Agent thereafter to bring an action of foreclosure or any other action for any default existing at the time such earlier action was commenced or arising thereafter, proceed by any appropriate action or proceeding: (a) to enforce payment of the Notes and/or any other of the Secured Obligations or the performance of any term hereof or any of the other Loan Documents; (b) to foreclose this Mortgage and to have sold, as an entirety or in separate lots or parcels, the Encumbered Property; and (c) to pursue any other remedy available to it. Agent may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Agent may determine.

3.3.       Agent's Right to Enter and Take Possession, Operate and Apply Income.

(a)         If an Event of Default shall have occurred and is continuing, Mortgagor, upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Encumbered Property, and to the extent permitted by law, Agent itself, or by such officers or agents as it may appoint, is hereby expressly authorized to enter and take possession of all or any portion of the Encumbered Property and may exclude Mortgagor and its agents and employees wholly therefrom.

(b)         If Mortgagor shall for any reason fail to surrender or deliver the Encumbered Property or any part thereof after Agent's demand, Agent may obtain a judgment or decree conferring on Agent the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or part of the Encumbered Property to Agent, to the entry of which judgment or decree Mortgagor hereby specifically consents. Mortgagor shall pay to Agent, upon demand, all costs and expenses of obtaining such judgment or decree and all such costs and expenses shall, until paid, be secured by the lien of this Mortgage.

(c)         Upon every such entering upon or taking of possession, Agent, to the extent permitted by law, may hold, store, use, operate, manage and control the Encumbered Property and conduct the business thereof.

3.4.       Leases. Agent is authorized to foreclose this Mortgage subject to the rights, if any, of any or all tenants of the Encumbered Property, even if the rights of any such tenants are or would be subordinate to the lien of this Mortgage. Agent may elect to foreclose the rights of some subordinate tenants while foreclosing subject to the rights of other subordinate tenants.

3.5.       Purchase by Agent. Upon any foreclosure sale, Agent may bid for and purchase all or any portion of the Encumbered Property and, upon compliance with the terms of the sale, may hold, retain and possess and dispose of such property in its own absolute right without further accountability.

3.6.       Application of Indebtedness Toward Purchase Price. Upon any foreclosure sale, Agent may apply any or all of the indebtedness and other sums due to Agent under the Notes, this Mortgage or any other Loan Document to the price paid by Agent at the foreclosure sale.

3.7.       Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws. Mortgagor hereby waives any and all rights of redemption. Mortgagor further agrees, to the full extent permitted by law, that in case of an Event of Default, neither Mortgagor nor anyone claiming through or under it will set up, claim or seek to take advantage of any reinstatement, appraisement, valuation, stay or extension laws now or hereafter in force, or take any other action which would prevent or hinder the enforcement or foreclosure of this Mortgage or the absolute sale of the Encumbered Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereat. Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Encumbered Property marshalled upon any foreclosure of the lien hereof and agrees that Agent or any court having jurisdiction to foreclose such lien may sell the Encumbered Property in part or as an entirety. Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in Section 15-1201 of the Illinois Mortgage Foreclosure Law (735 ILCS 5/15-1101 et seq., Illinois Revised Statutes) (herein called the "Act") or residential real estate (as defined in Section 15-1219 of the Act), and to the full extent permitted by law, hereby voluntarily and knowingly waives its rights to reinstatement and redemption as allowed under Section 15-1601 of the Act.

3.8.       Receiver - Agent in Possession. If an Event of Default shall have occurred and is continuing, Agent, to the extent permitted by law and without regard to the value of the Encumbered Property or the adequacy of the security for the indebtedness and other sums secured hereby, shall be entitled as a matter of right and without any additional showing or proof, at Agent's election, to either the appointment by the court of a receiver (without the necessity of Agent posting a bond) to enter upon and take possession of the Encumbered Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct or to be placed by the court into possession of the Encumbered Property as mortgagee in possession with the same power herein granted to a receiver and with all other rights and privileges of a mortgagee in possession under law. The right to enter and take possession of and to manage and operate the Encumbered Property, and to collect all rents, income and other benefits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. Agent shall be liable to account only for such rents, income and other benefits actually received by Agent. Notwithstanding the appointment of any receiver or other custodian, Agent shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Mortgage to Agent.

3.9.       Mortgagor to Pay the Secured Obligations in Event of Default; Application of Monies by Agent.

(a)         Upon occurrence of an Event of Default and during its continuance, Agent shall be entitled to sue for and to recover judgment against Mortgagor for the Secured Obligations due and unpaid together with costs and expenses, including, without limitation, the reasonable compensation, expenses and disbursements of Agent's agents, attorneys and other representatives, either before, after or during the pendency of any proceedings for the enforcement of this Mortgage; and the right of Agent to recover such judgment shall not be affected by any taking of possession or foreclosure sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the terms of this Mortgage, or the foreclosure of the lien hereof.

(b)         In case of a foreclosure sale of all or any part of the Encumbered Property and of the application of the proceeds of sale to the payment of the Secured Obligations, Agent shall be entitled to enforce all other rights and remedies under the Loan Documents.

(c)         Mortgagor hereby agrees, to the extent permitted by law, that no recovery of any judgment by Agent under any of the Loan Documents, and no attachment or levy of execution upon any of the Encumbered Property or any other property of Mortgagor, shall (except as otherwise provided by law) in any way affect the lien of this Mortgage upon the Encumbered Property or any part thereof or any lien, rights, powers or remedies of Agent hereunder, but such lien, rights, powers and remedies shall continue unimpaired as before until the Secured Obligations are paid in full.

(d)         Money collected or received by Agent from a foreclosure shall be applied to the payment of the reasonable compensation, expenses and disbursements of the agents, attorneys and other representatives of Agent, and the balance remaining shall be applied to the payment of the Secured Obligations, in such order and manner as Agent may elect, and any surplus, after payment of all the Secured Obligations, shall be paid as provided under applicable law.

3.10.       Protective Advances. All advances, disbursements and expenditures made by Agent before and during a foreclosure, and before and after judgment of foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Mortgage or by the Act (collectively, "Protective Advances"), shall have the benefit of all applicable provisions of the Act, including those provisions of the Act herein below referred to:

(i)       all advances by Agent in accordance with the terms of this Mortgage to: (A) preserve or maintain, repair, restore or rebuild the improvements upon the mortgaged real estate; (B) preserve the lien of this Mortgage or the priority thereof; or (C) enforce this Mortgage, as referred to in Subsection (b)(5) of Section 5/15-1302 of the Act;

(ii)       payments by Agent of: (A) installments of principal, interest or other obligations in accordance with the terms of any senior mortgage or other prior lien or encumbrance; (B) installments of real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Encumbered Property or any part thereof; (C) other obligations authorized by this Mortgage; or (D) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 5/15-1505 of the Act;

(iii)       advances by Agent in settlement or compromise of any claims asserted by claimants under any senior mortgages or any other prior liens;

(iv)       reasonable attorneys’ fees and other costs incurred: (A) in connection with the foreclosure of this Mortgage as referred to in Sections 1504 (d)(2) and 5/15-1510 of the Act; (B) in connection with any action, suit or proceeding brought by or against Agent for the enforcement of the Mortgage or arising from the interest of Agent hereunder; or (C) in the preparation for the commencement or defense of any such foreclosure or other action related to the Mortgage or the mortgaged real estate;

(v)       Agent’s fees and costs, including reasonable attorneys’ fees, arising between the entry of judgment of foreclosure and the confirmation hearing as referred to in Subsection (b)(1) of Section 5/15-1508 of the Act;

(vi)       expenses deductible from proceeds of sale as referred to in subsections (a) and (b) of Section 5/15-1512 of the Act;

(vii)       expenses incurred and expenditures made by Agent for any one or more of the following: (A) premiums for casualty and liability insurance paid by Agent whether or not Agent or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or the Agent takes possession of the Premises imposed by Subsection (c)(1) of Section 5/15-1704 of the Act; (B) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; and (C) payments required or deemed by Agent to be for the benefit of the Encumbered Property or required to be made by the owner of the mortgaged real estate under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Encumbered Property.

(b)       All Protective Advances shall be so much additional amounts or obligations secured by the Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the Default Rate.

(c)       This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b)(5) of Section 5/15-1302 of the Act.

(d)       All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the Act, apply to and be included in the:

(i)       determination of the amount of obligations secured by this Mortgage at any time;

(ii)       amount found due and owing to Agent in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional amount becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

(iii)       if the right of redemption has not been waived by Mortgagor, computation of amount required to redeem, pursuant to Subsections (d)(1) and (2) of Section 5/15-1603 of the Act;

(iv)       determination of amount deductible from sale proceeds pursuant to Section 5/15-1512 of the Act;

(v)       application of income in the hands of any receiver or mortgagee in possession; and

(vi)       computation of any deficiency judgment pursuant to Subsections (b)(2) and (e) of Section 5/15-1508 and Section 5/15-1511 of the Act.

3.11.       Business Loan. Mortgagor acknowledges and agrees that (a) the proceeds of the Secured Obligations will be used in conformance with subparagraph (1)(l) of Section 4 of "An Act in relation to the rate of interest and other charges in connection with sales on credit and the lending of money," approved May 24, 1879, as amended (815 ILCS 205/4 (1)(l); and (b) the Loans constitute business loans which come within the purview of said Section 4 (815 ILCS 205/4 et seq).

3.12.       Remedies Cumulative. No right, power or remedy conferred upon or reserved to Agent by the Notes, the Loan Agreement, this Mortgage or any other Loan Document or any instrument evidencing or securing the Secured Obligations is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Notes or any other Loan Document or any instrument evidencing or securing the Secured Obligations, or now or hereafter existing at law, in equity or by statute.

ARTICLE FOUR
MISCELLANEOUS PROVISIONS

4.1.       Heirs, Successors and Assigns Included in Parties. Whenever Mortgagor or Agent is named or referred to herein, heirs and successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Mortgage shall bind the successors and assigns of Mortgagor, including any subsequent owner of all or any part of the Encumbered Property and inure to the benefit of the successors and assigns of Agent. Nothing herein shall be construed to permit an assignment, transfer, conveyance, encumbrance or other disposition otherwise prohibited by this Mortgage or any other Loan Document.

4.2.       Notices. All notices, requests, reports demands or other instruments required or contemplated to be given or furnished under this Mortgage to Mortgagor or Agent shall be directed to Mortgagor or Agent, as the case may be, in the manner set forth in the Loan Agreement at the following addresses:

If to Agent:	PNC Bank, National Association
c/o PNC Business Credit One North Franklin
Street, Chicago, Illinois 60606
Attention: Account Manager – CTI Industries

If to Mortgagor:	CTI Industries Corporation
22160 N. Pepper Road
Barrington, Illinois 60010
Attention: Stephen M. Merrick

4.3.       Headings. The headings of the articles, sections, paragraphs and subdivisions of this Mortgage are for convenience only, are not to be considered a part hereof, and shall not limit, expand or otherwise affect any of the terms hereof.

4.4.       Invalid Provisions. In the event that any of the covenants, agreements, terms or provisions contained in this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

4.5.       Changes. Neither this Mortgage nor any term hereof may be released, changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the release, change, waiver, discharge or termination is sought. To the extent permitted by law, any agreement hereafter made by Mortgagor and Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance. Any holder of a lien or encumbrance junior to the lien of this Mortgage shall take its lien subject to the right of Agent to amend, modify or supplement this Mortgage, the Notes, the Loan Agreement or any of the other Loan Documents, to extend the maturity of the Secured Obligations or any portion thereof, to vary the rate of interest chargeable under the Notes and/or the Loan Agreement and to increase the amount of the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Mortgage losing its priority over the rights of any such junior lien.

4.6.       Governing Law. This Mortgage shall be construed, interpreted, enforced and governed by and in accordance with the laws of the State of Illinois.

4.7.       Required Notices. Mortgagor shall notify Agent promptly of the occurrence of any of the following: (a) receipt of notice from any governmental authority relating to the violation of any rule, regulation, law or ordinance, the enforcement of which would materially and adversely affect the Encumbered Property; (b) material default by any tenant in the performance of its obligations under any lease of all or any portion of the Encumbered Property or receipt of any notice from any such tenant claiming that a default by landlord in the performance of its obligations under any such lease has occurred; or (c) commencement of any judicial or administrative proceedings by or against or otherwise adversely affecting Mortgagor or the Encumbered Property.

4.8.       Future Advances. This Mortgage is given to secure not only existing indebtedness, but also future advances (whether such advances are obligatory or are to be made at the option of Lenders, or otherwise) made by Lenders under the Notes or the Loan Agreement, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but all indebtedness secured hereby shall, in no event, exceed $48,000,000.

4.9.       Release. Upon full payment and satisfaction of the Secured Obligations, Agent shall issue to Mortgagor an appropriate release deed in recordable form.

4.10.       Attorneys' Fees. Whenever reference is made herein to the payment or reimbursement of attorneys' fees, such fees shall be deemed to include reasonable compensation to staff counsel, if any, of Agent in addition to the fees of any other attorneys engaged by Agent.

4.11.       Compliance with Mortgage Foreclosure Law. In the event that any provision in this Mortgage shall be inconsistent with any provision of applicable statutory provisions governing the creation, perfection or enforcement of mortgages, such provisions shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with such statutory provisions. If any provision of this Mortgage shall grant to Agent any rights or remedies upon default of Mortgagor which are more limited than the rights that would otherwise be vested in Agent under applicable law, Agent shall be vested with such rights to the full extent permitted by law. Without limiting the generality of the foregoing, all expenses incurred by Agent to the extent reimbursable under Sections 15-1510 and 15-1512 of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether enumerated in this Mortgage, shall be added to the indebtedness secured by this Mortgage or by the judgment of foreclosure.

4.12.       Collateral Protection. Unless Mortgagor provides Agent with evidence of the insurance coverage required by this Mortgage, Agent may purchase insurance at Mortgagor's expense to protect Agent's interests in the Encumbered Property. This insurance may, but need not, protect Mortgagor's interest. The coverage that Agent purchases may not pay any claim that Mortgagor may make or any claim that is made against Mortgagor in connection with the Encumbered Property. Mortgagor may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Mortgagor has obtained insurance as required by this Mortgage. If Agent purchases insurance for the Encumbered Property, Mortgagor will be responsible for the costs of such insurance, including interest and any other charges that may be imposed in connection with the placement of such insurance, until the effective date of the cancellation or expiration of such insurance. Without limitation of any other provision of this Mortgage, the cost of such insurance shall be added to the indebtedness secured hereby. The cost of the insurance may be more than the cost of insurance Mortgagor may be able to obtain on its own.

4.13.       Loan Agreement. The Loans are governed by terms and provisions set forth in the Loan Agreement and in the event of any conflict between the terms of this Mortgage and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

[The balance of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF, Mortgagor has caused this instrument to be executed by its duly authorized officers as of the day and year first above written.

CTI INDUSTRIES CORPORATION.,
an Illinois corporation

By:	/s/ Stephen M. Merrick
Print Name:	Stephen M. Merrick
Title:	CEO

Signature Page to Real Property Mortgage Lake County, Illinois

ACKNOWLEDGMENT

STATE OF ___________	)
) SS
COUNTY OF _________	)

I, _____________________________, a Notary Public in and for and residing in said County and State, DO HEREBY CERTIFY THAT ________________________________________ the ______________________ of CTI Industries Corporation, an Illinois corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument as such ____________ and appeared before me this day in person and acknowledged that _he signed and delivered said instrument as h___ own free and voluntary act and as the free and voluntary act of said corporation.

GIVEN under my hand and notarial seal this ____ day of _________, 2017.

_______________________________
Notary Public

My Commission Expires:

____________________________

Acknowledgement Page to Real Property Mortgage Lake County, Illinois

EXHIBIT A

Legal Description

THAT PART OF THE SOUTH 1/2 OF SECTION 21, TOWNSHIP 43 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE EAST LINE OF THE WEST 1/2 OF THE SOUTH EAST 1/4 OF SAID SECTION 21, 691.81 FEET NORTH OF THE SOUTHEAST CORNER THEREOF; THENCE WEST PARALLEL WITH THE SOUTH LINE OF SAID SOUTH EAST 1/4 746.66 FEET; THENCE NORTH PARALLEL WITH THE EAST LINE OF THE SAID WEST 1/2 OF THE SOUTH EAST 1/4 291.81 FEET; THENCE EAST PARALLEL WITH THE SOUTH LINE OF SAID SOUTH EAST 1/4 746.66 FEET TO THE EAST LINE OF THE WEST 1/2 OF THE SOUTH EAST 1/4; THENCE SOUTH 291.81 FEET TO THE POINT OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

APN: 13-21-400-014-0000